UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LSB Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

INDEPENDENT PROXY ADVISORY FIRM ISS RECOMMENDS LSB INDUSTRIES, INC.

STOCKHOLDERS VOTE “FOR” EXCHANGE TRANSACTION

LSB Urges Stockholders to Vote “FOR” ALL Transaction-Related Proposals

Stockholders Needing Assistance in Voting Should Contact

LSB’s Proxy Solicitor, Okapi Partners LLC, at (877) 869-0171 or info@okapipartners.com

OKLAHOMA CITY, OK — September 9, 2021 — LSB Industries, Inc. (NYSE:LXU) (“LSB” or the “Company”) today announced that independent proxy advisory firm, Institutional Shareholder Services (“ISS”), has recommended that LSB shareholders vote “FOR” all of the proposals in the Definitive Proxy Statement filed by the Company on August 26, 2021 relating to the Company’s agreement (the “Exchange Agreement”) with LSB Funding LLC, an affiliate of Eldridge Industries, LLC (“Eldridge”), to exchange the shares of LSB Series E-1 and Series F-1 Redeemable Preferred Stock held by Eldridge for shares of LSB common stock.

In its September 7, 2021 report, ISS emphasized the merits of the Exchange Agreement by stating, “Although the preferred share conversions into common stock would have a dilutive impact on existing shareholders, the apparent benefits of this proposal outweigh such concerns. Specifically, the conversion price of the preferred stock was set at a premium, approval of this proposal could improve the company’ ability to raise future capital, unaffiliated shareholders will receive a special dividend as part of the proposed share conversions, and the market reaction has been positive indicating shareholders may view the proposed conversions, favorably. As such, support for this proposal is warranted.”

Commenting on the ISS recommendation, Mark Behrman, LSB’s President and CEO, stated, “We view the favorable disposition of ISS towards our proposed exchange transaction as further validation of our belief that this transaction will be beneficial to LSB’s shareholders in that it will lower our cost of capital and provide us with greater financial flexibility to pursue growth initiatives. We strongly urge LSB stockholders to follow ISS’ recommendation and vote “FOR” the transaction today.”

Transaction Highlights:

•

Eliminates the current financial impact and repayment of the accrued compounding preferred stock and future accruing dividends at 14.5% (increasing to 16.0% in April 2023) unburdening the Company and unlocking shareholder value.

•

The Special Committee, Board of Directors and LSB management believe this could lead to a rating upgrade potentially allowing the Company to refinance its senior secured notes at a lower interest rate and on improved terms, which would reduce its cash interest expense and overall cost of capital.

•	Improves the Company’s financial flexibility allowing it to pursue organic growth initiatives, including in green ammonia and clean energy and accretive M&A opportunities.

•

Preserves the Company’s significant tax attributes, including approximately $620 million of federal net operating losses, thereby protecting potentially significant future cash savings and stockholder value.

LSB will hold a Special Meeting of LSB stockholders that will be conducted virtually via live webcast at 8:30 am Central Daylight Time on September 22, 2021, which can be accessed by visiting www.proxydocs.com/LXU. The Company’s proxy statement is available at https://investors.lsbindustries.com/financial-information/sec-filings and www.sec.gov. Stockholders of record at the close of business on August 2, 2021 will be entitled to vote their shares at the Special Meeting. Stockholders who have questions, or need assistance in voting their shares should contact LSB’s proxy solicitor, Okapi Partners LLC, at (877) 869-0171 or via email at info@okapipartners.com.

About LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for a global chemical company in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers primarily throughout the United States. Additional information about the Company can be found on its website at www.lsbindustries.com.

About Eldridge Industries, LLC

Eldridge Industries, LLC invests in businesses across the Insurance, Asset Management, Technology, Mobility, Sports & Gaming, Media & Music, Real Estate, and Consumer landscapes. The firm seeks to build and grow businesses led by proven management teams that have demonstrated leadership and experience to scale an enterprise. Eldridge Industries, LLC is headquartered in Greenwich, Connecticut, with additional offices in Beverly Hills, New York, and London. Additional information about Eldridge Industries, LLC can be found on its website at www.eldridge.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, our ability to consummate the exchange transaction on the terms described herein and in the definitive proxy statement referred to herein or at all, business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or an exemption from the registration requirements thereof.

Additional Information about the Exchange Transaction and Where to Find It

In connection with the proposed transaction, LSB has filed with the SEC a proxy statement for the special meeting of LSB stockholders and may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that LSB may file with the SEC. The definitive proxy statement was mailed to LSB stockholders commencing on August 26, 2021. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS,

CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT LSB AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about LSB and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by LSB may be obtained free of charge on LSB’s website at www.lsbindustries.com or by contacting Michael Foster, General Counsel and Secretary by email at mfoster@lsbindustries.com or by phone at 405-510-3596.

Participants in the Solicitation

LSB and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of LSB, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in LSB’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2021 and its proxy statement for the special meeting of stockholders, which was filed with the SEC on August 26, 2021, and LSB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 25, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from LSB using the sources indicated above.

Company Contact:

Mark Behrman, President & CEO

(405) 510-3514

Cheryl Maguire, Executive Vice President & CFO

(405) 510-3524

Fred Buonocore, Vice President of Investor Relations

(203) 947-3019

fbuonocore@lsbindustries.com

Shareholder Contact:

Okapi Partners LLC

(877) 69-0171

info@okapipartners.com